SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) March 7, 2007

AMERISERV FINANCIAL, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania        0-11204        25-1424278

(State or other     (commission    (I.R.S. Employer

jurisdiction        File Number)   Identification No.)

of Incorporation)

Main and Franklin Streets, Johnstown, Pa.  15901

(address or principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities

Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange

Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4c))

Form 8-K

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 6, 2007, AmeriServ Financial Bank, a wholly owned subsidiary of the registrant, AmeriServ Financial, Inc., completed the acquisition of all the issued and outstanding capital stock of West Chester Capital Advisors, Inc. (“WCCA”) pursuant to a Stock Purchase Agreement dated January 22, 2007, by AmeriServ Financial Bank, Bruce L. Marra (“Marra”), Janet M. Marra, and Thomas F. McKeon (“McKeon”), (collectively, Mr. and Mrs. Marra and McKeon are called the “Sellers”).  WCCA is a investment advisor headquartered in West Chester, Pennsylvania and has approximately $215 million of assets under management.

The purchase price paid by AmeriServ Financial Bank to the Sellers for all the capital stock of WCCA was $4,000,000.  This amount consisted of:  (a) $2,200,000 paid at closing in immediately available funds, and (b) a deferred payment of up to $1,800,000 to be paid as follows:  (A) up to $1,000,000 payable 30 months after closing, and (B) up to $800,000 payable 48 months after closing, in each case, subject to proportionate reduction if revenues of WCCA as of those dates is less than $1,360,000.  The purchase price was funded by AmeriServ Financial Bank from cash on hand.

In connection with the completion of the transactions contemplated by the Stock Purchase Agreement, Marra and McKeon each signed four year employment agreements containing covenants not to compete.

A copy of the Stock Purchase Agreement and the press release announcing completion of the transaction contemplated thereby are attached hereto as exhibits.

  For a more detailed description of the announcement see the press release attached as Exhibit #99.1 and agreement attached as Exhibit #99.2.

Exhibits

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Exhibit 99.1

Press release dated March 7, 2007, announcing that it has completed a Definitive Agreement to acquire West Chester Capital Advisors of West Chester, Pennsylvania.

Exhibit 99.2

Definitive Agreement to acquire West Chester Capital Advisors of West Chester, Pennsylvania.  For a more detailed description of the announcement see the agreement attached as Exhibit #99.2.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

By /s/Jeffrey A. Stopko

Jeffrey A. Stopko

Senior Vice President

& CFO

Date: March 7, 2007

Exhibit 99.1

AmeriServ Financial Completes Acquisition

Johnstown, Pa., March 7 – AmeriServ Financial, Inc. (NASDAQ: ASRV) today announced that it has received regulatory approval and has completed the purchase of West Chester Capital Advisors (WCCA) of West Chester, Pennsylvania.  WCCA is a registered investment advisor with expertise in large cap stocks, and currently manages $215 million in assets.

WCCA is now a wholly owned subsidiary of AmeriServ Financial Bank. The company expects the transaction to be accretive to earnings in year one.

Allan Dennison, president & CEO of AmeriServ Financial, said, “This completed acquisition expands our sources of non-interest revenue and provides valuable synergy with the investment offerings of our growing Trust Company. The AmeriServ board of directors have committed to our shareholders to take action to counteract the current rate environment pressures facing community banks. This successful acquisition advances the goals of our strategic plan and provides new opportunity in a difficult rate environment.”

WCCA will remain headquartered in Chester County, the most affluent and fastest growing county in Pennsylvania according to the most recent U.S. Census data.

Bruce Marra, president of West Chester Capital Advisors, said, “This is a good strategic fit, and there is great similarity in our firms. With the acquisition behind us we are now focusing on developing our combined resources to improve the company.”

Exhibit 99.2

STOCK PURCHASE AGREEMENT

BETWEEN

AMERISERV FINANCIAL BANK

AND

BRUCE L. MARRA, JANET M. MARRA AND THOMAS F. MCKEON

JANUARY 22, 2007

TABLE OF CONTENTS

Page

1.  DEFINITIONS

2.  SALE AND TRANSFER OF SHARES; CLOSING

2.1  Shares

2.2  Purchase Price

2.3  Closing

2.4  Closing Obligations

2.5  Post-Closing Adjustment Amount

2.6  Deferred Contingent Amount

3.  REPRESENTATIONS AND WARRANTIES OF SELLERS

3.1  Organization and Good Standing

3.2  Authority, No Conflict

3.3  Title; Capitalization

3.4  Financial Statements

3.5  No Material Adverse Change

3.6  Absence of Certain Changes and Events

3.7  Books and Records

3.8  Customer Lists and Revenues

3.9  Investment Adviser’s Act Compliance

3.10  Taxes

3.11  Employees

3.12  Employee Benefit Plans

3.13  Labor Relations and Employment Agreements

3.14  Compliance with Legal Requirements, Governmental Authorizations

3.15  Legal Proceedings; Orders

3.16  Contracts; No Defaults

3.17  Insurance

3.18  Title to and Condition of Assets

3.19  Intellectual Property

3.20  Certain Payments

3.21  Related Party Transactions

3.22  Brokers or Finder

3.23  Legal Representation

3.24  Disclosure

4.  REPRESENTATIONS AND WARRANTIES OF BUYER

4.1  Organization and Good Standing

4.2  Authority; No Conflict

4.3  Investment Intent

4.4  Certain Proceedings

4.5  Brokers or Finders

4.6  Financing

5.  COVENANTS OF SELLERS PRIOR TO CLOSING DATE

5.1  Access and Investigation

5.2  Operation of the Business of the Company

5.3  Required Approvals

5.4  Notification

5.5  No Negotiation

5.6  Employment Agreements

5.7  Best Efforts

6.  COVENANTS OF BUYER PRIOR TO CLOSING DATE

6.1  Approvals of Governmental Bodies

6.2  Best Efforts.

6.3  Customer Consents.

6.4  Notification

7.  CONDITIONS PRECEDENT TO BUYER’S OBLIGATION TO CLOSE

7.1  Accuracy of Representations

7.2  Material Adverse Changes

7.3  Sellers’ Performance

7.4  Consents

7.5  No Proceedings

7.6  No Claim Regarding Stock Ownership or Sale Proceeds

7.7  No Prohibition

7.8  Customer Consents

7.9  Employment Agreements

8.  CONDITIONS PRECEDENT TO SELLERS’ OBLIGATION TO CLOSE

8.1  Accuracy of Representations

8.2  Buyer’s Performance

8.3  Consents

8.4  No Injunction

8.5  Employment Agreements

9.  TERMINATION

9.1  Termination Events

9.2  Effect of Termination

10.  INDEMNIFICATION; REMEDIES

10.1  Survival

10.2  Indemnification and Payment of Damages by Sellers

10.3  Indemnification and Payment of Damages by Buyer

10.4  Limitations

10.5  Limitations on Amount--Sellers

10.6  Limitations on Amount--Buyer

10.7  Right of Set-Off

10.8  Procedure for Indemnification—Third Party Claims

10.9  Procedure for Indemnification—Other Claims.

10.10  Exclusive Remedy.

11.  POST-CLOSING COVENANTS

11.1  Cooperation; Marketing and Support.

11.2  Treatment of Confidential Information

11.3  Tax Treatment of Contemplated Transaction; Preparation of Tax Returns

11.4  Governance

11.5  Employment Arrangements

11.6  Director of Christiana Bank

12.  ARBITRATION

13.  GENERAL PROVISIONS

13.1  Expenses

13.2  Public Announcements; Filings

13.3  Confidentiality

13.4  Notices

13.5  Further Assurances

13.6  Waiver

13.7  Entire Agreement and Modification

13.8  Schedules

13.9  Assignments, Successors, and No Third-Party Rights

13.10  Severability

13.11  Section Headings, Construction

13.12  Time of Essence

13.13  Governing Law

13.14  Counterparts

13.15  Joinder

(i)

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (“Agreement”) is made as of January 22, 2007, by AMERISERV FINANCIAL BANK, a Pennsylvania banking corporation (“Buyer”), BRUCE L. MARRA (“Marra”) and JANET M. MARRA (and together with Marra, the “Marras”), individuals resident in West Chester, Pennsylvania, and THOMAS F. MCKEON (“McKeon”), an individual resident in Phoenixville, Pennsylvania (collectively, Marra and McKeon are called the “Sellers”).

WITNESSETH:

WHEREAS, on this date the Marras and McKeon collectively own all of the outstanding shares (the “Shares”) of capital stock of West Chester Capital Advisors, Inc. (the “Company”);

WHEREAS, Buyer desires to acquire the Company’s investment management and advisory business (the “Business”); and

WHEREAS, Sellers and Janet M. Marra desire to sell and transfer, and Buyer desires to purchase, all of the issued and outstanding shares of capital stock of the Company on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the representations, warranties, promises, covenants, and agreements hereinafter contained and intending to be legally bound, the parties hereby agree as follows:

DEFINITIONS

For purposes of this Agreement, capitalized terms used herein have the meanings specified or referred to in Appendix A attached hereto.

SALE AND TRANSFER OF SHARES; CLOSING

Shares

Subject to the terms and conditions of this Agreement, at the Closing, Sellers and Janet M. Marra will sell and transfer all of the shares of capital stock to the Company that are then issued and outstanding (the “Shares”) to Buyer, and Buyer will purchase the Shares from Sellers and Janet M. Marra.

Purchase Price

The purchase price (the “Purchase Price”) for the Shares will be $4,000,000, plus or minus any Post Closing Adjustment Amount and any adjustment pursuant to Section 2.2(b).  This amount consists of:  (a) $2,200,000 to be paid in immediately available funds by wire transfer at Closing, and (b) and a  Deferred Contingent Amount of up to $1,800,000 to be paid as set forth below.

Notwithstanding the Purchase Price specified in Section 2.2(a), if customers representing more than 10% of the Base Year Revenues object to the assignment of their accounts to Buyer pursuant to the procedures set forth in Section 5.3(b), and as a result terminate their accounts with the Company, Buyer shall be entitled to a proportionate reduction in the Purchase Price (including the Deferred Contingent Amount) based on the lost revenues from the accounts that so object and so terminate.

Closing

The purchase and sale of the Shares (the “Closing”) provided for in this Agreement will take place at the offices of Buyer’s counsel at 620 Freedom Business Center, King of Prussia, Pennsylvania, within ten (10) business days after satisfaction of all conditions to closing set forth herein, or at such other time and place as the parties may agree.

Closing Obligations

At the Closing:

Sellers will deliver (or cause to be delivered) to Buyer:

certificates representing the Shares, duly endorsed by Sellers and Janet M. Marra, as applicable (or accompanied by duly executed stock powers);

a certificate executed by Sellers representing and warranting to Buyer that: (a) each of Sellers’ representations and warranties in this Agreement was accurate in all material respects as of the date of this Agreement, and (b) except as otherwise stated in such certificate, each of Seller’s representations and warranties is accurate in all material respects as of the Closing Date as if made on the Closing Date; and

the Employment Agreements, executed by each of the Sellers thereunder; and

Buyer will deliver (or cause to be delivered) to Sellers:

the sum of $1,980,000 to the Marras in immediately available funds by wire transfer to an account specified by the Marras;

the sum of $220,000 to McKeon in immediately available funds by wire transfer to an account specified by McKeon; and

a certificate executed by Buyer to the effect that, except as otherwise stated in such certificate, each of Buyer’s representations and warranties in this Agreement was accurate in all material respects as of the date of this Agreement and is accurate in all material respects as of the Closing Date as if made on the Closing Date.

Post-Closing Adjustment Amount

If any account receivable existing at the Closing Date which are intended to be identified on Schedule 2.5, is not collected within ninety (90) days after the Closing Date, then Sellers, within 10 days, will pay such amount to Buyer.  If payment by Sellers is not made within such 10 day period, then payments will be made together with interest at a 6.5% annual rate compounded monthly beginning on the Closing Date and ending on the date of payment.  In the event any account receivable for which payment was made under this Section 2.5(a) is subsequently collected by the Company or Buyer, either directly or indirectly, the amount of the receivable so received shall be paid to Sellers.

Deferred Contingent Amount

If for the twelve months ended on September 30, 2009 (or if the Closing Date is not on or before March 31, 2007, the month end immediately after thirty months after the Closing Date), the gross revenues earned from all accounts under management of the Company is equal to or greater than $1,360,000 (“Base Year Revenues”), then $1,000,000 in cash shall be paid by Buyer to Sellers in immediately available funds by wire transfer to accounts designated by Sellers.  If for the twelve months ended on September 30, 2009 (or if the Closing Date is not on or before March 31, 2007, the month end immediately after thirty months after the Closing Date), gross revenues earned from all accounts under management of the Company existing for that period is less than Base Year Revenues, then an amount equal to $1,000,000 multiplied by a fraction, the numerator of which is Revenues for the twelve months ended on September 30, 2009 (or if the Closing Date is not on or before March 31, 2007, the month end immediately after thirty months after the Closing Date) and the denominator of which is Base Year Revenues, shall be paid by Buyer to Sellers in immediately available funds by wire transfer to accounts designated by Sellers.

If for the twelve months ended on March 31, 2011 (or if the Closing Date is not on or before March 31, 2007, the month end immediately after forty-eight months after the Closing Date), the gross revenues earned from all accounts under management of the Company is equal to or greater than Base Year Revenues, then $800,000 in cash shall be paid by Buyer to Sellers in immediately available funds by wire transfer to accounts designated by Sellers.  If for the twelve months ended on March 31, 2011 (or if the Closing Date is not on or before March 31, 2007, the month end immediately after forty-eight months after the Closing Date), gross revenues earned from all accounts under management of the Company existing for that period is less than Base Year Revenues, then an amount equal to $800,000 multiplied by a fraction, the numerator of which is Revenues for the twelve months ended on March 31, 2011 (or if the Closing Date is not on or before March 31, 2007, the month end immediately after forty-eight months after the Closing Date) and the denominator of which is Base Year Revenues, shall be paid by Buyer to Sellers in immediately available funds by wire transfer to accounts designated by Sellers.

If there is an increase in gross revenues for the twelve month periods ended as of September 30, 2009 (or if the Closing Date is not on or before March 31, 2007, the month end immediately after thirty months after the Closing Date) or March 31, 2011 (or if the Closing Date is not on or before March 31, 2007, the month end immediately after forty-eight months after the Closing Date) in comparison to Base Year Revenues, there shall be no increase in the Deferred Contingent Amount.

Any Deferred Contingent Amount earned shall not bear interest if paid within 30 days of the applicable measurement date.  If not paid within 30 days of the applicable measurement date, it shall bear interest at Buyer’s prime rate from the applicable measurement date.

Any Deferred Contingent Amount earned shall be paid 90% to the Marras and 10% to McKeon.

No Deferred Contingent Amount shall be due or payable to either the Marras or McKeon if Marra or McKeon, whichever is applicable, is not employed by the Company on a payment date unless such Seller’s employment is terminated as a result of the termination of a Seller’s employment (other than for cause (as defined in the Seller’s employment agreement)) or the disability or death of such Seller.  Any Deferred Contingent Amount not due or paid as a result of the foregoing sentence shall be forfeited in whole by such Seller, and the other Seller shall not have any right to the share of any Deferred Contingent Amount; provided that such Seller shall be entitled to his share of the Deferred Contingent Amount if he is so employed as provided in this Section.

Notwithstanding the provisions of Sections 2.6(a) and (b) hereof, if revenues for the applicable twelve month period are less than Base Year Revenues because of a decline in the United States equity markets for reasons that are generally acknowledged to be temporally and reasonably attributable to an act of war or terrorism or a natural disaster, then the parties shall mutually agree on a methodology to normalize revenues for the applicable measurement period to eliminate as nearly as possible the effect of such extraordinary event on revenues.  In no event shall the loss of any customer be deemed attributable to such extraordinary event.  Revenues for the applicable measurement period, as so normalized, will then be used in lieu of actual revenues for purposes of Section 2.6(a) or (b), as applicable.

REPRESENTATIONS AND WARRANTIES OF SELLERS

Sellers jointly and severally represent and warrant to Buyer as follows:

Organization and Good Standing

The Company is a corporation duly organized, validly existing, and in good standing under the laws of Pennsylvania, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Contracts.  The Company is or by the Closing will be duly qualified to do business as a foreign corporation and in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, in which the failure to be so qualified would have a material adverse effect on Buyer’s ability to conduct the Business following the Closing, with such jurisdictions listed on Schedule 3.1.

Sellers have delivered to Buyer copies of the Organizational Documents of the Company, as currently in effect.

Authority, No Conflict

This Agreement constitutes the legal, valid, and binding obligation of Sellers, enforceable against Sellers in accordance with its terms, except as such enforceability may be limited by laws regarding bankruptcy, insolvency and other creditors’ rights, and by principles of equity.  Upon the execution and delivery by Sellers of the Employment Agreements, such agreements will constitute the legal, valid, and binding obligations of Sellers, enforceable against Sellers in accordance with their respective terms, except as such enforceability may be limited by laws regarding bankruptcy, insolvency and other creditors’ rights, and by principles of equity.  Sellers have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Employment Agreements and to perform their obligations under this Agreement and the Employment Agreements except for Consents referred to on Schedule 3.2 and Section 5.3(b).

Except as set forth in Schedule 3.2, and Section 5.3(b), neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Company, or (B) any resolution adopted by the board of directors or the shareholders of the Company;

contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company or any Seller, or any of the assets owned or used by the Company, may be subject;

contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company;

cause Buyer or the Company to become subject to, or to become liable for the payment of, any tax except in the Ordinary Course of Business;

cause any of the assets owned by the Company to be reassessed or revalued by any taxing authority or other Governmental Body;

contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract; or

result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Company.

Except as set forth in Section 5.3(b) and in Schedule 3.2 and as provided under the Investment Adviser’s Act, neither Sellers nor the Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

Title; Capitalization

On the Closing Date the Marras will be the record and beneficial owner and holder of 900 shares of common stock of the Company and McKeon will be the record and beneficial owner and holder of 100 shares of common stock of the Company, free and clear of all Encumbrances.

The authorized equity securities of the Company consist of 1,000 shares of common stock, no par value per share, of which 1,000 shares are issued and outstanding as of the date hereof.  Except as set forth in Schedule 3.3, no legend or other reference to any purported Encumbrance appears upon any certificate representing issued and outstanding equity securities of the Company and no such Encumbrance will be in effect as of Closing.  All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable.  Except as set forth in Schedule 3.3, there are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of the Company or options or rights to acquire securities of the Company, that will remain in effect at or after Closing.  None of the outstanding equity securities or other securities of the Company was issued in violation of the Securities Act or, to the best of Seller’s Knowledge, any other Legal Requirement.  The Company does not own, nor has any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

Financial Statements

The financial statements of the Company (including the balance sheets, statements of income, changes in shareholders’ equity and cash flows and any related notes and schedules thereto) as of and for the periods ended December 31, 2006 and 2005 have heretofore been delivered to Buyer and provide that they have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be disclosed therein), and fairly present the financial position of the Company and the results of operations, changes in shareholders’ equity and cash flows of the Company as of the dates and for the periods shown, and have been derived from the accounting books and records of the Company.  The balance sheet of the Company as of December 31, 2006 is hereafter called the “Balance Sheet”.

Except for:  (i) those liabilities that are fully reflected or reserved for in the financial statements of the Company for the quarter ended December 31, 2006 (the “Interim Balance Sheet”), or (ii) liabilities incurred since December 31, 2006, in the Ordinary Course of Business, the Company, since December 31, 2006, has not incurred any liability of any nature whatsoever (whether absolute, accrued or contingent or otherwise and whether due or to become due), that is required to be accrued in the financial statements of the Company or disclosed in a footnote thereto.

No Material Adverse Change

Since the date of the Interim Balance Sheet, (a) there has not been any material adverse change in the business, operations, properties, assets, or condition of the Company and (b) no event has occurred or circumstance exist that may result in such a Material Adverse Effect other than changes, events and circumstances existing in or affecting the capital markets, and general economic and industry conditions.  Since the date of the Interim Balance Sheet, the Company has not incurred any indebtedness for borrowed money or guaranteed the indebtedness of any Seller.

Absence of Certain Changes and Events

Except as set forth in Schedule 3.6, and except for transactions expected in connection with the Contemplated Transactions, since the date of the Interim Balance Sheet, the Company has conducted the Business only in the Ordinary Course of Business and there has not been any:

change in the Company’s authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

amendment to the Organizational Documents of the Company;

payment or increase by the Company of any bonuses, salaries, or other compensation to any shareholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company;

damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Company;

entry into, termination of, or receipt of notice of termination of (i) any license, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to the Company of at least $10,000;

cancellation or waiver of any claims or rights with a value to the Company in excess of $10,000;

material change in the accounting methods used by the Company; or

agreement, whether oral or written, by the Company to do any of the foregoing.

Books and Records

The books of account, minute books, stock record books, and other records of the Company, all of which have been made available to Buyer, are complete and correct in all material respects and have been maintained in accordance with practices that are customary for similar businesses, and in all respects in accordance with the requirements of the Investment Adviser’s Act.  At the Closing, all of those books and records will be in the possession or control of the Company.

Customer Lists and Revenues

Schedule 3.8 sets forth a list of current customers of the Company as of the date hereof and fees paid by them and by former customers since January 1, 2004, along with the names of such former customers.

Investment Adviser’s Act Compliance

The Company is duly registered as an investment adviser under the Investment Adviser’s Act and under the State Acts set forth on Schedule 3.9(a).

The Company is, and has been, in substantial compliance with all material provisions of the Investment Adviser’s Act and any applicable State Acts.

The Company has fully complied with the investment directions of its customers and has operated the Business in compliance with customary practices in the Company’s industry.

The Company has filed all material reports, registrations and statements that are required to be filed with the SEC and any other applicable federal, state or local Governmental Body and such reports, registrations and statements referred to in this Section 3.9(d) were, as of their respective dates, in compliance in all material respects with all of the statutes, rules and regulations enforced or promulgated by the Governmental Body with which they were filed; Sellers have furnished Buyer with, or made available to Buyer, copies of all such filings made in the last three fiscal years and in the period from January 1, 2006 through the date of this Agreement.

Except for normal examinations conducted by a regulatory agency in the Ordinary Course of Business (copies of which, and responses thereto, have been made available to Buyer with respect to the last three fiscal years and the period from January 1, 2006 through the date of this Agreement), no regulatory agency has initiated any proceeding or, to the best of Seller’s Knowledge, any investigation into the business or operations of the Company.  The Company has not received any objection from any regulatory agency to the Company’s response to any violation, criticism or exception with respect to any report or statement relating to any examinations of the Company which would have a Material Adverse Effect on the Company.

Taxes

The Company has filed or caused to be filed (on a timely basis since 2001) all Tax Returns that are or were required to be filed by or with respect to it pursuant to applicable Legal Requirements.  Sellers have delivered or made available to Buyer copies of, and Schedule 3.10 contains a complete and accurate list of, all such Tax Returns filed since 2001.  The Company has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Sellers or the Company, except such Taxes, if any, as are listed in Schedule 3.10 and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Balance Sheet or the Interim Balance Sheet.

Schedule 3.10 contains a complete and accurate list of any audit conducted of the Company’s Federal and State Income Tax Returns through the tax year 2005, including a reasonably detailed description of the nature and outcome of each audit.  All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in Schedule 3.10, are being contested in good faith by appropriate proceedings.  Schedule 3.10 describes all adjustments to the United States federal income Tax Returns filed by the Company or any group of corporations including the Company for all taxable years since 2001, and the resulting deficiencies proposed by the IRS.  Except as described in Schedule 3.10, neither any of the Sellers nor the Company has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of the Company or for which the Company may be liable.

The charges, accruals, and reserves with respect to Taxes on the books of the Company are adequate (as determined by the Company’s auditors in accordance with GAAP) and are at least equal to the Company’s liability for Taxes.  There exists no proposed tax assessment against the Company except as disclosed in the Interim Balance Sheet or in Schedule 3.10.  No consent to the application of Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by the Company.  All Taxes that the Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

All Tax Returns filed by the Company are true, correct, and complete.  There is no tax sharing agreement that will require any payment by the Company after the date of this Agreement.

Employees

Schedule 3.11 contains a complete and accurate list of the following information for each employee or director of the Company, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and any change in compensation since December 31, 2006; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other employee pension benefit plan or employee welfare benefit plan, or any other director or employee benefit plan.

Except as set forth in Schedule 3.11, no employee or director of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of the Company, or (ii) the ability of the Company to conduct its business, including any proprietary rights agreement with Sellers or the Company by any such employee or director.  To Sellers’ Knowledge, no director, officer, or other key employee of the Company intends to terminate his employment with the Company.

Schedule 3.11 also contains a complete and accurate list of the following information for each retired employee or director of the Company, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

Employee Benefit Plans

All employee benefit plans, contracts or arrangements to which the Company is a party or by which the Company is bound, including without limitation all pension, retirement, deferred compensation, savings, incentive, bonus, profit sharing, stock purchase, stock option, life insurance, death or survivor’s benefit, health insurance, sickness, disability, medical, surgical, hospital, severance, layoff or vacation plans, contracts or arrangements (collectively the “Company Benefit Plans”), but not including the Employment Agreements, are identified in Schedule 3.12.  Each of the Company Benefit Plans which is an “employee pension benefit plan” as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each such Plan being herein called a “Company Pension Plan”) is exempt from tax under Sections 401 and 501 of the IRC, and the Company has maintained and operated each Company Pension Plan in material compliance with all applicable provisions of the IRC and ERISA.  The Company has not engaged in any “prohibited transaction” (as such term is defined in Section 4975 of the IRC or in ERISA) that is not otherwise exempt under ERISA or the IRC in respect of the Company Pension Plans.  There have been no breaches of fiduciary duty by the Company under or with respect to the Company Pension Plans or any other Company Benefit Plan which is an employee welfare benefit plan as defined in ERISA, and no claim is pending or, to the knowledge of the Company, threatened with respect to any Company Benefit Plan other than claims for benefits made in the Ordinary Course of Business.  The Company has not incurred any material penalty imposed by the IRC or by ERISA with respect to the Company Pension Plans or any other Company Benefit Plan.  There has not been any audit of any Company Benefit Plan by the Department of Labor or the IRS.

Labor Relations and Employment Agreements.  The Company is not a party to or bound by any collective bargaining agreement.  The Company enjoys good working relationships with its employees, and there are no labor disputes pending, or to the knowledge of the Company, Threatened, that might materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or prospects of the Company.  Except as disclosed in Schedule 3.13, the Company has no employment contract, severance agreement, deferred compensation agreement, consulting agreement or similar obligation  with any director, officer, employee, agent or consultant.  As of the Closing Date, the Company will have no liability for employee termination rights arising out of any employment obligation.

No payment that is owed or may become due to any director, officer, employee, or agent of the Company will be non-deductible to the Company or subject to tax under IRC § 280G or § 4999; nor will the Company be required to “gross up” or otherwise compensate any such person because of the imposition of any excise tax on a payment to such person.

The consummation of the Contemplated Transactions will not result in the payment, vesting, or acceleration of any benefit.

Compliance with Legal Requirements, Governmental Authorizations

Except as set forth in Schedule 3.14:

the Company is, and at all times since January 1, 2001 has been, in full compliance with each material Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets, the violation of which would have a Material Adverse Effect on the Company;

no event has occurred or circumstance exists that (with or without notice  or lapse of time) (A) may constitute or result in a material violation by the Company of, or a material failure on the part of the Company to comply with, any Legal Requirement, or (B) may give rise to any material obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

the Company has not received, at any time since January 1, 2001, any written notice or other communication from any Governmental Body or any other Person regarding any material, actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement which would have a Material Adverse Effect on the Company.

Schedule 3.14 contains a complete and accurate list of each Governmental Authorization that is held by the Company or that otherwise relates to the business of, or to any of the assets owned or used by, the Company.  Each Governmental Authorization listed or required to be listed in Schedule 3.14 is valid and in full force and effect.  Except as set forth in Schedule 3.14:

the Company is, and at all times since January 1, 2001 has been, in material compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Schedule 3.14;

no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a material violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Schedule 3.14, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Schedule 3.14;

the Company has not received, at any time since January 1, 2001, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any material actual, alleged, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization listed on Schedule 3.14; and

all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in Schedule 3.14 have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

The Governmental Authorizations listed in Schedule 3.14 collectively constitute all of the Governmental Authorizations necessary to permit the Company to lawfully conduct and operate its business in the manner it currently conducts and operate such business and to permit the Company to own and use its assets in the manner in which it currently owns and uses such assets.

Legal Proceedings; Orders

Except as set forth in Schedule 3.15, there is no pending Proceeding:

that has been commenced by or against the Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, the Company that would, if determined adversely to the Company, have a Material Adverse Effect on the Company; or

that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

To the Knowledge of Sellers and the Company, (i) no such Proceeding has been Threatened, and (ii) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding.  Sellers have delivered to Buyer copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Schedule 3.15.  The Proceedings listed in Schedule 3.15 will not have a Material Adverse Effect on the Company.

Except as set forth in Schedule 3.15:

there is no Order to which the Company, or any of the assets owned or used by the Company, is subject;

no Seller is subject to any Order that relates to the business of, or any of the assets owned or used by, the Company; and

no officer, director, agent, or employee of the Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Company.

Contracts; No Defaults

Except for Investment Advisor Contracts with customers which will be delivered separately to Buyer under Schedule 3.8, Schedule 3.16(a) contains a complete and accurate list, and Sellers have delivered to Buyer true and complete copies, of:

each Contract that involves performance of services or delivery of goods or materials by the Company of an amount or value in excess of $5,000;

each Contract that involves performance of services or delivery of goods or materials to the Company of an amount or value in excess of $5,000;

each Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of the Company in excess of $5,000;

each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $5,000 or with terms of less than one year);

each licensing agreement or other Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

each collective bargaining agreement and other Contract to or with any labor union or other employee representative of a group of employees;

each joint venture, partnership, and other Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Company with any other Person;

each Contract containing covenants that in any way purport to restrict the business activity of the Company or any Seller or limit the freedom of the Company or any Seller to engage in any line of business or to compete with any Person;

each Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

each power of attorney that is currently effective and outstanding;

each Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by the Company to be responsible for consequential damages;

each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by the Company other than in the Ordinary Course of Business; and

each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

Except as set forth in Schedule 3.16(b):

and except with respect to the Company’s office lease, no Seller (and no Affiliate of any Seller other than the Company) has or may acquire any rights under, and no Seller has or may become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by, the Company; and

no officer or director of the Company and, to the Knowledge of Sellers, no agent, employee, consultant, or contractor of the Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of the Company, or (B) assign to the Company or to any other Person any rights to any invention, improvement, or discovery.

Except as set forth in Schedule 3.16(c), to the Knowledge of Sellers, each Contract identified or required to be identified in Schedule 3.16(a) is in full force and effect and is valid and enforceable in accordance with its terms.

Except as set forth in Schedule 3.16(d):

the Company is, in material compliance with all applicable terms and requirements of each material Contract under which the Company has or had any obligation or liability or by which the Company or any of the assets owned or used by the Company is or was bound;

to the Knowledge of Sellers, each other Person that has or had any obligation or liability under any Contract under which the Company has or had any rights is, and at all times since January 1, 2001 has been, in full compliance with all applicable terms and requirements of such Contract;

to the Knowledge of Sellers, no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give the Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract; and

the Company has not given to or received from any other Person, at any time since January 1, 2001, any written notice or other communication regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract.

There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Company under current or completed Contracts with any Person and no such Person has made written demand for such renegotiation.

The Contracts relating to the provision of services by the Company have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

Insurance

A true and complete copies of all policies of insurance, including all key man life insurance policies, to which the Company is a party or under which the Company, or any director of the Company, is or has been covered at any time within the year preceding the date of this Agreement and all pending applications for policies of insurance is set forth on Schedule 3.17(a).

Schedule 3.17(b) describes:

any self-insurance arrangement by or affecting the Company, including any reserves established thereunder; and

all obligations of the Company to provide insurance for third parties (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

Schedule 3.17(c) sets forth, by year, for the current policy year and each of the three preceding policy years:

a summary of the loss experience under each policy;

a statement describing each claim under an insurance policy for an amount  in excess of $10,000, which sets forth:

the name of the claimant;

a description of the policy by insurer, type of insurance, and period of coverage; and

the amount and a brief description of the claim.

a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

Except as set forth on Schedule 3.17(d):

all policies to which the Company is now a party or that now provide coverage to any Seller, the Company, or any director or officer of the Company:

are valid, outstanding, and enforceable;

taken together, provide insurance coverage for the assets and the operations of the Company for all risks normally insured against by a Person carrying on the same business or businesses as the Company;

are sufficient for compliance with all Legal Requirements and Contracts to which the Company is a party or by which it is bound;

will continue in full force and effect following the consummation of the Contemplated Transactions; and

do not provide for any retrospective premium adjustment or other experienced-based liability on the part of the Company.

no Seller nor the Company has received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder; and

the Company has paid all premiums due, and have otherwise performed all of their respective obligations, under each policy to which the Company is a party or that provides coverage to the Company or a director thereof.

Title to and Condition of Assets

The Company owns no real property.  Except as disclosed in Schedule 3.18, the Company has good and marketable title to all material personal properties and assets reflected in the Interim Balance Sheet or acquired subsequent to December 31, 2006 (other than property and assets disposed of in the Ordinary Course of Business), free and clear of all Encumbrances of any kind whatsoever; provided, however, that the representations and warranties contained in this sentence do not cover Encumbrances that: (i) are reflected in the Interim Balance Sheet or in Schedule 3.18; (ii) represent liens of current taxes not yet due or which, if due, may be paid without penalty, or which are being contested in good faith by appropriate proceedings; and (iii) represent such imperfections of title, liens, encumbrances, zoning requirements and easements, if any, as are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present use, of the properties and assets subject thereto.

Intellectual Property

Intellectual Property Assets--The term “Intellectual Property Assets” means:

the name “West Chester Capital Advisors, Inc.” or any variation or derivation thereof, all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications owned, used or licensed to the Company (collectively, “Marks”); and

all know-how, trade secrets, confidential information, customer lists, software, technical information, data, and process technology (collectively, “Trade Secrets”) owned, used, or licensed by the Company as licensee or licensor, including the “Buy-Right” method of investing.

Agreements--Schedule 3.19(b) contains a complete and accurate list and summary description, including any royalties paid or received by the Company, of all Contracts relating to the Intellectual Property Assets to which the Company is a party or by which the Company is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $5,000.00 under which the Company is the licensee.  There are no outstanding and, to Sellers’ Knowledge, no Threatened disputes or disagreements with respect to any such agreement.

Know-How Necessary for the Business

The Company is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all Encumbrances, or has the right to use the Intellectual Property Assets without payment to a third party.

To Sellers’ Knowledge, except as set forth in Schedule 3.19(c), no employee of the Company has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than the Company.

Trademarks -- Schedule 3.19(d) contains a complete and accurate list and summary description of all Marks.  The Company is the owner of all right, title, and interest in and to each of the Marks, free and clear of all Encumbrances, equities, and other adverse claims.

Trade Secrets

The Company has good title and an absolute right to use the Trade Secrets.  To Sellers’ Knowledge, no Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

Certain Payments

Except as set forth in Schedule 3.20 with respect to the payment of solicitors of referral fees, a list of which will be provided to Buyer, since January 1, 2001, neither the Company nor any director, officer, agent, or employee of the Company, or any other Person associated with or acting for or on behalf of the Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, or (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Affiliate of the Company, in violation of any Legal Requirement, or (b) except in the Ordinary Course of Business established or maintained any fund or asset that has not been recorded in the books and records of the Company.

Related Party Transactions

Except as disclosed in Schedule 3.21, the Company has no contract, extension of credit, guarantee, business arrangement or other relationship of any kind with any of the following persons:  (i) any executive officer or director (including any person who has served in such capacity since January 1, 2001) of the Company; (ii) any shareholder owning five percent (5%) or more of the outstanding Shares; and (iii) any “associate” (as defined in Rule 405 under the Securities Act) of the foregoing persons or any business in which any of the foregoing persons is an officer, director, employee or five percent (5%) or greater equity owner.  Each such contract, guarantee or extension of credit disclosed in Schedule 3.21, except as otherwise specifically described therein, has been made in the Ordinary Course of Business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable arms’ length transactions with other persons that do not involve more than a normal risk of collectibility or present other unfavorable features.

Brokers or Finder

Except as set forth on Schedule 3.22, Sellers and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Agreement.

Legal Representation

Each of Sellers has been represented by legal counsel in connection with the Contemplated Transactions.

Disclosure

Neither this Agreement, nor any financial statement, schedule (including without limitation the Schedules to this Agreement), certificate, or other statement or document delivered by Sellers to Buyer in connection herewith contains any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omits to state any material fact necessary to make the statements contained herein or therein not false or misleading.

There is no fact known to any Seller that has specific application to any Seller or the Company (other than general economic or industry conditions) and that is likely to have a Materially Adverse Effect on, or materially threatens, the assets, business, prospects, financial condition, or results of operations of the Company that has not been set forth in this Agreement or the Schedules.

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Sellers as follows:

Organization and Good Standing

Buyer is a bank duly organized, validly existing, and in good standing under the laws of the Commonwealth of Pennsylvania, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all of its obligations.

Authority; No Conflict

This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by laws regarding receivership, bankruptcy, insolvency, and other creditors’ rights, and by principles of equity.  Upon the execution and delivery by the Company of the Employment Agreements such agreements will constitute the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except as such enforceability may be limited by laws regarding receivership, bankruptcy, insolvency, and other creditors’ rights, and by principles of equity.  Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Employment Agreements and to perform its obligations under this Agreement and the Employment Agreements.  Buyer has the absolute and unrestrictive right, power, authority and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement.  At the Closing, Buyer will have the absolute and unrestricted right, power, authority and capacity to execute and deliver the Employment Agreements and to perform its obligations thereunder.

Except as set forth in Schedule 4.2, neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

any provision of Buyer’s Organizational Documents or that of its parent or any Affiliate;

any resolution adopted by the board of directors or the shareholder of Buyer or that of its parent or any Affiliate;

any Legal Requirement or Order to which Buyer or that of its parent or any Affiliate may be subject;

any Contract to which Buyer, or its parent or any Affiliate, is a party or by which Buyer, or its parent or any Affiliate, may be bound; or

any transaction or contract which Buyer, or its parent or any Affiliate, is contemplating.

Except as set forth in Schedule 4.2, Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

Except as set forth in Schedule 4.2, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will directly or indirectly (with or without notice or lapse of time);

contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of Buyer, or (B) any resolution adopted by the board of directors of the shareholders of Buyer;

contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Buyer or any Seller, or any of the assets owned or used by Buyer, may be subject;

contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by Buyer or that otherwise relates to the business of, or any of the assets owned or used by, the Company.

Investment Intent

Buyer is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

Certain Proceedings

There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.  To Buyer’s knowledge, no such Proceeding has been Threatened.

Brokers or Finders

Except as set forth on Schedule 4.5, Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Agreement and will indemnify and hold Sellers harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer or its officers or agents.

Financing

Buyer has the financial capacity to make pay the Deferred Contingent Amount when it is due and payable and does not have, nor is it aware of any contingent liability which could negatively affect its ability to pay the Deferred Contingent Amount.

COVENANTS OF SELLERS PRIOR TO CLOSING DATE

Access and Investigation

Between the date of this Agreement and the Closing Date, Sellers will, and will cause the Company and its Representatives to, (a) afford Buyer and its Representatives reasonable access, after appropriate notice, to the Company’s personnel, properties, contracts, books and records, and other documents and data, (b) furnish Buyer and its Representatives with copies of all such contracts, books and records, and other existing documents and data belonging to the Company as Buyer may reasonably request, and (c) furnish Buyer and its Representatives with such additional financial, operating, and other data and information relating to the Company as Buyer may reasonably request. To the extent practicable, Buyer will so conduct its interviews with personnel as to minimize disruption.

Operation of the Business of the Company

Between the date of this Agreement and the Closing Date, Sellers will, and will cause the Company to conduct the business of the Company only in the Ordinary Course of Business.

Without limiting the generality of the provisions of (a) above, Sellers shall cause the Company to (absent the prior written consent of Buyer):

not issue any additional shares of capital stock of any class or redeem any outstanding shares of capital stock;

maintain the fixed assets of the Company in good operating repair and condition, subject to normal wear and tear, and make repairs and replacements in accordance with prior practices;

report to Buyer concerning operational matters of a material nature and otherwise report periodically to Buyer concerning any material changes of status to the business, operations, and finances of the Company;

continue to pay and satisfy the Company’s liabilities in the Ordinary Course of Business, paying such liabilities in accordance with prior practices;

continue to maintain in full force and effect or renew or replace all policies of insurance now in effect which cover the Assets or the Company and give all notices and present all material claims under all policies of insurance in due and timely fashion;

not enter into any material leases or contracts for the purchase or sale of products, utilities, or services, except (A) those made in the Ordinary Course of Business or (B) those which may be canceled without liability upon not more than thirty (30) days’ notice; or (C) with approval of Buyer;

not lower the Company’s fee schedule from that prevailing on the date hereof and not materially modify any terms of customer agreements;

use Best Efforts to preserve the business organization and properties to be transferred hereunder intact, including present operations and relationships with lessors, licensors, customers and employees; use reasonable efforts to preserve for Buyer the goodwill of the Company’s employees, suppliers, customers, and other persons with whom the Company has business relations;

not enter into any contract, agreement, or understanding with any labor union or other association representing any employee; not enter into, amend, or terminate, fully or partially, any benefit plan; or not withdraw any funds from any benefit plan or trust or other funding arrangement maintained pursuant thereto;

not authorize or grant any wage or salary increase, or otherwise directly or indirectly increase post-Closing compensation to or for any employee, or agree in any manner to any such post-Closing increase without the consent of Buyer;

not create or incur any indebtedness for borrowed money or assume directly or indirectly any debt, obligation, or liability (whether absolute or contingent, whether directly or as surety or guarantor, and whether or not currently due or payable) which will exist after the Closing Date,;

not make any material change in the accounting methods, practices, policies, principles, or procedures of the Company without consulting with Buyer;

not enter into any lease, sublease, or contract, regarding the acquisition, leasing, or occupancy of any real estate, equipment, vehicles, or other items relating to the Company;

not sell, convey, lease, abandon, or otherwise dispose of, or grant, suffer, or permit any Encumbrance upon, any of the Company’s material assets;

not enter into or modify in any manner any material Contract to which it is a party;

accrue and/or pay all withholding and other Taxes on a timely basis; and

comply with all applicable requirements of the Investment Adviser’s Act and the State Acts;

Required Approvals

As promptly as practicable after the date of this Agreement, Sellers will, and will cause the Company to, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions (including all filings under the Investment Adviser’s Act).  Between the date of this Agreement and the Closing Date, Sellers will, and will cause the Company to, (i) cooperate with Buyer with respect to all filings that Buyer elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and (ii) cooperate with Buyer in obtaining all Consents identified in Schedule 4.2.

Sellers shall cause the Company to provide notice to the Company’s customers and provide them with an opportunity to object with respect to the Contemplated Transactions in accordance with the provisions of Section 202(a) of the Investment Adviser’s Act and the SEC’s No Action Letters thereunder.  The Company and Buyer shall mutually agree upon the form of notice prior to its use.  The parties agree that no response from a customer to such notice will signify that such customer does not object to the Contemplated Transactions.  The Company shall (i) initiate such process within fifteen business days of the date of this Agreement, and (ii) complete such process prior to the Closing Date.  The parties agree that such process and documents meet the requirements of this Section 5.3(b).

Notification

Between the date of this Agreement and the Closing Date, any Seller will promptly notify Buyer in writing if such Seller or the Company becomes aware of any fact or condition that causes or constitutes a Breach of any of Sellers’ representations and warranties as of the date of this Agreement, or if such Seller or the Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition.  Should any such fact or condition discovered prior to the Closing Date require any change in the Schedules, Sellers will promptly deliver to Buyer a supplement to the Schedules specifying and updating such change.  If any such update or supplement would result in any Breach of any representations, warranties or covenants of Sellers or would have a Material Adverse Effect on the Company or its business following Closing, Buyer may terminate this Agreement as provided in Section 9.1(a).  During the same period, each Seller will promptly notify Buyer of the occurrence of any Breach of any covenant of Sellers in this Section 5 or of the occurrence of any event that is likely to make the satisfaction of the conditions in Section 7 impossible or unlikely.  Seller shall have ten (10) days to cure any breach after notice from Buyer of any breach unless such breach is not susceptible of cure within such time period.

No Negotiation

Until such time, if any, as this Agreement is terminated pursuant to Section 9, Sellers will not, and will cause the Company and each of their Representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to any Person (other than Buyer) relating to any transaction involving the sale of the business or assets of the Company, or any of the capital stock of the Company, or any merger, consolidation, business combination, or similar transaction involving the Company.  This provision will not prevent Sellers or the Company from seeking new business opportunities or customers for the Company.

Employment Agreements

At or before the Closing, each of the Sellers shall execute an employment agreement with the Company in the form of Exhibit 5.6 (the “ Employment Agreements”).

Best Efforts

Between the date of this Agreement and the Closing Date, Sellers will use their Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

COVENANTS OF BUYER PRIOR TO CLOSING DATE

Approvals of Governmental Bodies

As promptly as practicable but in no event more than fifteen (15) days after the date of this Agreement, Buyer will make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions.  Between the date of this Agreement and the Closing Date, Buyer will cooperate with Sellers with respect to all filings that Sellers are required by Legal Requirements to make in connection with the Contemplated Transactions, and (ii) cooperate with Sellers in obtaining all Consents identified in Schedule 3.2; provided that this Agreement will not require Buyer to dispose of or make any unreasonable change in any portion of its business or to incur any other unreasonable burden to obtain a Governmental Authorization.

Best Efforts.

Except as set forth in the proviso to Section 6.1, between the date of this Agreement and the Closing Date, Buyer will use its Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

Customer Consents.

Buyer will provide all reasonable support, including, but not limited to, the time and effort of its officers, directors, and employees necessary to assist the Company with certain customer accounts if the Company determines, in its sole discretion, that such effort would aid the Company to satisfy Seller’s obligations in accordance with Section 5.3(b).

Notification.  Buyer will notify Seller in writing promptly of (a) the occurrence of any Breach by Buyer, and (b) the occurrence of any event known to Buyer that Buyer believes will affect its ability to satisfy the conditions in Sections 7 or 8.

CONDITIONS PRECEDENT TO BUYER’S OBLIGATION TO CLOSE

Buyer’s obligation to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

Accuracy of Representations

All of Sellers’ representations and warranties in this Agreement (considered collectively), must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

Material Adverse Changes

Between the date hereof and the Closing Date, there shall not have occurred any change in the assets, liabilities, business, financial condition, operations, or results of operations of the Company which would have a Material Adverse Effect on the Company’s business, finances or operations taken as a whole following Closing.

Sellers’ Performance

All of the covenants and obligations that Sellers are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with in all material respects.

Each document required to be delivered pursuant to Section 2.4 must have been delivered, and each of the other covenants and obligations in Section 5 must have been performed and complied with in all material respects.

Consents

Each Consent identified in Schedule 3.2, and Schedule 4.2 (in each case other than Customer Consents), must have been obtained and must be contingent and effective upon closing.

No Proceedings

Since the date of this Agreement, there must not have been commenced or Threatened against Buyer, or against any Person affiliated with Buyer, any Proceeding (a) involving any material challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that would have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

No Claim Regarding Stock Ownership or Sale Proceeds

There must not have been made or Threatened by any Person any claim (which is not or cannot be settled or dismissed prior to closing) asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, the Company, or (b) is entitled to all or any portion of the Purchase Price payable for the Shares.

No Prohibition

Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Buyer or any Person affiliated with Buyer to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

Customer Consents

Buyer shall not be obligated to close the Contemplated Transactions in the event that as a result of the Company’s notice to customers as set forth in Section 5.3(b), customers with accounts whenever procured representing more than twenty-five (25%) of Base Year Revenues object and terminate their accounts as a result of the assignment of their account with the Company to Buyer in accordance with the provisions of Section 5.3(b).

Employment Agreements

Sellers shall have executed the Employment Agreements and they shall have been delivered to the Company, and shall be in full force and effect.

CONDITIONS PRECEDENT TO SELLERS’ OBLIGATION TO CLOSE

Sellers’ obligation to sell the Shares and to take the other actions required to be taken by Sellers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Sellers, in whole or in part):

Accuracy of Representations

All of Buyer’s representations and warranties in this Agreement must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

Buyer’s Performance

All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.

Buyer must have delivered each of the documents required to be delivered by Buyer pursuant to Section 2.4 and must have made the cash payments required to be made by Buyer pursuant to Sections 2.4(b)(i) and 2.4(b)(ii).

Consents

Each Consent identified in Schedule 3.2 must have been obtained and must be in full force and effect.

No Injunction

There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the sale of the Shares by Sellers to Buyer, and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

Employment Agreements

The Employment Agreements, must have been signed, effective upon Closing and delivered to Sellers.

TERMINATION

Termination Events

This Agreement may by notice be terminated;

by either Buyer or Sellers if a material Breach of any representation, warranty or obligation contained in this Agreement has been committed by the other party and such Breach has not been waived;

1) by Buyer if any of the conditions in Section 7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by Sellers, if any of the conditions in Section 8 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Sellers to comply with their obligations under this Agreement) and Sellers have not waived such condition on or before the Closing Date;

by mutual consent of Buyer and Sellers; or

by either Buyer or Sellers if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before March 31, 2007, or such later date as the parties may agree upon.

A party seeking to exercise the rights provided in Subsection 9.1(a) shall so notify the other party within fifteen (15) days after obtaining Knowledge of the facts, events or circumstances giving rise to the right to terminate, but no later than the Closing Date.  In any other case provided for in this Section 9.1, termination may be effected by written notice to the other parties before or at Closing.

Effect of Termination

If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 10.2, 10.3, 12.1 and 12.3 will survive.

INDEMNIFICATION; REMEDIES

Survival

All representations, warranties, covenants, and obligations in this Agreement, the Schedules, the supplements to the Schedules and the other Transaction Documents will survive the Closing, provided that all representations and warranties of the parties shall expire two (2) years after the Closing, subject to the provisions of Sections 10.4 and 10.5.

Indemnification and Payment of Damages by Sellers

Subject to the limitations of Sections 10.4 and 10.5, if the Closing has occurred, each Seller will indemnify and hold harmless Buyer, the Company, and their respective consolidated corporate parents and subsidiaries (collectively, the “Indemnified Persons”) for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable, documented attorneys’ fees of outside counsel) whether or not involving a third-party claim (collectively, “Damages”), arising, directly or indirectly, from or in connection with:

any Breach of any representation or warranty made by either Seller in this Agreement, including the Schedules hereto; or

any Breach by either Seller of any covenant or obligation of either Seller in this Agreement; or

any claim by any Person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with either Seller or the Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions.

Indemnification and Payment of Damages by Buyer

Subject to the limitations of Sections 10.4 and 10.5, Buyer will indemnify and hold harmless Sellers and their respective successors and assigns, and will pay to Sellers, and their respective successors and assigns, the amount of any Damages arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by Buyer in this Agreement, the Employment Agreements, or in any certificate delivered by Buyer pursuant to this Agreement, or (b) any claim by any Person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.

Limitations

If the Closing occurs, Sellers will have no liability (for indemnification or otherwise) with respect to any representation or warranty, other than those in Sections 3.3 (a “Title Claim”)), 3.9 or 3.10, unless on or before the date which is two years from the Closing Date, Buyer notifies Sellers of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer.  A Title Claim or a claim with respect to Section 3.9 or 3.10, shall be made no more than six (6) months after Buyer obtains Knowledge of the same, but in no event after the expiration of the applicable statute of limitations.

Limitations on Amount--Sellers

Sellers will have no liability (for indemnification or otherwise) with respect to the matters described in Section 10.2 until the total of all Damages with respect to such matters exceeds $25,000 but then such liability shall include all Damages in excess of zero.  However, this Section 10.5(a) will not apply to any Title Claim or any claim against either Seller based on any Seller’s representations and warranties if Buyer can prove that the particular Seller had actual Knowledge such representations or warranties were materially false as of the Closing Date.  Under no circumstances will (i) Marra have liability for indemnification in an amount exceeding $900,000, or (ii) McKeown have liability for indemnification in an amount exceeding $100,000.

 Sellers’ liability hereunder shall be further reduced to the extent (i) the loss, event, liability or matter giving rise thereto is covered by insurance maintained by the Company or Buyer; or (ii) the loss, event, liability or matter giving rise thereto provides Buyer or the Company with any reduction in taxes.

Limitations on Amount--Buyer

Buyer will have no liability (for indemnification or otherwise) with respect to the matters described in Section 10.3 until the total of all Damages with respect to such matters exceeds $25,000 but then such liability shall include all Damages in excess of zero.  However, this Section 10.6 will not apply to any claim against Buyer based on (i) failure to pay the Purchase Price or (ii) Breach of any of Buyer’s representations and warranties if Buyer had actual Knowledge such representations or warranties were materially false as of the Closing Date.

Right of Set-Off

Buyer may set off any claim it may have against any Seller against amounts owing to any Seller under this Agreement or under the Employment Agreements.

Procedure for Indemnification—Third Party Claims

Promptly after receipt by a party of notice of the commencement of any Proceeding against it against which that party is entitled to indemnity under Sections 10.2 or 10.3, such indemnified party will, if it intends to make a claim against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim within 30 (thirty) days of receipt of notice, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnified party’s failure to give such notice.  The indemnified party shall keep the indemnifying party informed with respect to any significant developments with respect to such Proceeding, answer any questions the indemnifying party or its or their representatives may have from time to time with respect thereto and give all reasonable cooperation to the indemnifying necessary to investigate and defend such Proceeding.

If any Proceeding referred to in Section 10.8(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel reasonably satisfactory to the indemnified party.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation.  The indemnifying party may however, assume the defense of a Proceeding while reserving expressly all rights to deny, that the claims made in that Proceeding are within the scope of and subject to indemnification in which case (i) the indemnified party may participate in the defense thereof, at the expense of the indemnifying party using counsel of the indemnified party’s choosing, (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party’s consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent.  If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party’s notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent.

Section 12 hereof shall govern jurisdiction over disputes under this Article 10.

Procedure for Indemnification—Other Claims.

A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

Exclusive Remedy.

If Closing occurs, a claim for Damages pursuant to this Article shall be the indemnified party’s sole and exclusive remedy with respect to any Breach of representation or warranty, or covenant in this Agreement, or any other Transaction Document regardless whether such claim arises in contract, tort, breach of warranty or any other legal or equitable theory; provided that the rights and limitations of this Article 10 shall not apply to any claim for failure to pay the Purchase Price or for breach of any affirmative or negative covenant under this or any other agreement related hereto that occurs after Closing, and the parties shall retain all rights and remedies available hereunder or under applicable law for such Breach, subject to any express limits on such remedies contained in the applicable agreement.  In addition, a party shall be entitled to specific performance.

POST-CLOSING COVENANTS

Cooperation; Marketing and Support.

The parties will cooperate with and provide such further assurances to each other as are reasonably necessary or requested to perfect (of record or otherwise) and effectively vest Buyer’s title to the Shares, aid in the prosecution, defense, or other action regarding litigation of any rights arising from or affecting title to the Shares, and assist in making a smooth transition in ownership of the Shares from Sellers to Buyer at each party’s own expense.  Sellers, upon reasonable notice, shall be permitted to have access to the records transferred to Buyer as provided in this Agreement at no charge to Sellers.

Following Closing, Buyer shall provide the Company with (i) such marketing, sales, technology and administrative support as Sellers shall reasonably request, which shall be charged to the Company, and (ii) such reasonable assistance in retaining accounts as Sellers shall reasonably request.

Buyer and the Company shall use their reasonable efforts to refer clients and potential clients to the other.

Treatment of Confidential Information

Each of the Sellers acknowledge that he or she has or may have had in the past, and in the future may have, access to confidential information of the Company and/or Buyer, including customer lists, files, records, products, technical information, sales activities, procedures, promotion, pricing techniques, business plans, dealer lists and credit and financial data concerning customers.  Each of Sellers agree that he or she will keep confidential all such confidential information and, except with the specific prior written consent of Buyer, will not disclose such confidential information to any person except; (i) Representatives of Buyer, (ii) its own Representatives, provided that such Representatives agree to the confidentiality provisions of this Section.  Confidential information shall not include (A) such information that becomes known to the public generally through no fault of Sellers, (B) information required to be disclosed by the terms of this Agreement or by law or the Order of any Governmental Body under color of law, provided that prior to disclosing any information pursuant to this clause (B), Sellers shall, if possible, give prior written notice thereof to Buyer and provide Buyer with the opportunity to contest such disclosure, or (C) such information that the disclosing party reasonably believes the disclosure of which is required in connection with the defense of a lawsuit against the disclosing party.  Because of the difficulty of measuring the economic loss that may be incurred as a result of the breach of the covenants above, and because of the immediate and irreparable damage that would be caused for which the injured party would have no other adequate remedy, Sellers agree that Buyer and/or the Company may enforce the provisions of this section by injunctions and restraining orders against each of them who breaches any of these provisions.  Nothing herein shall be construed as prohibiting Buyer from pursuing any other remedy available at law or in equity for such breach or threatened breach, including the recovery of damages, subject to the limitations of Article 10.

Buyer acknowledges that it has had access to confidential information of the Company and its customers and Sellers and agrees that in the event that this Agreement is terminated pursuant to Section 9, it will keep confidential all such confidential information and, except with specific prior written consent of Sellers, will not disclose such confidential information to any person.  Confidential information shall not include (A) such information that becomes known to the public generally through no fault of Buyer, (B) information required to be disclosed by law or the order of any governmental authority under color of law, provided that prior to disclosing any information pursuant to this clause (B), Buyer shall, if possible, give prior written notice thereof to Sellers and provide Sellers with the opportunity to contest such disclosure, or (C) such information that Buyer reasonably believes the disclosure of which is required in connection with the defense of a lawsuit against Buyer.

The obligations of the parties under this Section shall survive the termination of this Agreement.

Tax Treatment of Contemplated Transaction; Preparation of Tax Returns

Sellers and Buyer agree that the Deferred Contingent Amount shall be treated as installment purchase price.  Sellers agree to prepare and execute applicable tax returns for the Company for any interim or stub period.  Buyer agrees not to amend or otherwise change any tax return for any period ending prior to the Closing Date, or otherwise make any election or similar accounting method change that would have the effect of retroactively increasing any Seller’s tax liability.

Governance

Buyer shall consult Sellers before any change in the structure, management, operations or organization of the Company, until the Deferred Contingent Amount is paid in full.

Buyer shall maintain the company as a separate, direct or indirect, subsidiary of Buyer or an Affiliate of Buyer until the Deferred Contingent Amount has been paid to Sellers pursuant to Section 2.6 hereof, unless Buyer in good faith (A) makes a reasonable determination that merging or otherwise assimilating the Company into Buyer (or an Affiliate of Buyer) will not adversely affect the ability of Sellers to realize the full Deferred Contingent Amount, and (B) consults with Sellers at least ninety (90) days before such action.  If the Company is nevertheless merged or assimilated, its operations will be maintained as if it were a separate entity, as a separate division and profit center with financial records separate from the consolidated financial records of Buyer or any Affiliate of Buyer, retain its name, and retain its officers, reporting lines and general autonomy.  For the purposes of this Agreement, any reference to the Company following the Closing Date shall be deemed to refer to the Company as a subsidiary or division of Buyer or any Subsidiary or Affiliate of Buyer.

Marra shall remain as President of the Company and a director of the Company until payment of the Deferred Contingent Amount.  Marra and Buyer mutually shall establish the Company’s annual budget.

Buyer will not change the trade name of the Company or move its location without Marra’s consent until the Deferred Contingent Amount is paid.  Nothing contained in this paragraph (iii) shall be deemed to reduce or restrict the rights of Buyer under paragraph (i) of this Section 11.4(a).

The Company’s Board shall consist of Bruce L. Marra, Thomas F. McKeon, J. Michael Adams, Jr. Allan R. Dennison, Craig G. Ford, Jeffrey A. Stopko, Ronald W. Virag and Robert L. Wise.

Until the Deferred Contingent Amount is paid, the Company shall maintain its current location and continue to rent the Company’s offices from Marmont Realty Ventures, an affiliate of Marra, pursuant to the terms of the lease between Marmont Realty Ventures and the Company dated December 1, 2003.

Employment Arrangements

From and after the Closing Date, Buyer shall cause the Company or its successor to: (a) satisfy the Company’s obligations under each of the Employment Agreements, (b) use its best efforts to retain each present full-time employee of the Company at such employee’s current position (or, if offered to, and accepted by, an employee, a position for which the employee is qualified with Buyer or a Subsidiary of Buyer at a salary commensurate with the position), and (c) pay compensation to each person who was employed as of the Closing Date and who continues to be employed by the Company on or after the Closing Date (other than Sellers), that is at least equal to the aggregate compensation that such person was receiving from the Company prior to the Closing Date.

On and after the Closing Date, (i) Buyer shall cause the Company or its successor to satisfy the Company’s obligations under the Company Benefit Plans; (ii) for a period of at least two (2) years after the Closing Date, Buyer shall cause the Company or its successor to provide employee benefits to each such person who is an employee, on the Closing Date, that are substantially equivalent to the benefits under the Company Benefit Plans prior to the Closing Date.  For vesting and eligibility purposes for employee benefits under each Company Benefit Plan and/or any employee benefit plan established by Buyer after the Closing Date, employees of the Company shall receive credit for years of service with the Company; and (iii) Buyer may discontinue and terminate the Company Benefit Plans, subject to clause (ii) above.

Director of Christiana Bank

Nothing contained in this Agreement or his employment agreement shall prevent Marra from serving as Vice Chairman and Director of Christian Bank and Trust Company, Greenville, Delaware.

ARBITRATION

Any dispute, to the maximum extent allowed by applicable law, shall be submitted to and finally resolved by, binding arbitration.  Any party may file a written Demand for Arbitration with the American Arbitration Association’s Pittsburgh, Pennsylvania Regional Office, and shall send a copy of the Demand for Arbitration to the other party.  The arbitration shall be conducted pursuant to the terms of the Federal Arbitration Act and the Commercial Arbitration rules of the American Arbitration Association, except that discovery may be had in accordance with the Federal Rules of Civil Procedure.   The venue for the arbitration shall be the Pittsburgh, Pennsylvania office of the American Arbitration Association.  The arbitration shall be conducted before one arbitrator selected through the American Arbitration Association’s arbitrator selection procedures.   The arbitrator shall promptly fix the time, date and place of the hearing and notify the parties.  The parties shall stipulate that the arbitration hearing shall last no longer than five business days.  The arbitrator shall render a decision within ten days of the completion of the hearing, which decision may include an award of legal fee, costs of arbitration and interest.  The arbitrator shall promptly transmit an executed copy of his or her decision to the parties.  The decision of the arbitrator shall be final, binding and conclusive upon the parties, absent manifest error.  Each party shall have the right to have the decision enforced by any court of competent jurisdiction.   Notwithstanding any other provision of this Section, any dispute in which a party seeks equitable relief may be brought in Allegheny County, Pennsylvania that has jurisdiction.

GENERAL PROVISIONS

Expenses

Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of its Representatives.  The Company will pay all amounts payable to Sellers’ counsel and any finder or investment banker in connection with this Agreement and the Contemplated Transactions.  In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party expressly provided herein arising from a breach of this Agreement by another party.

Public Announcements; Filings

Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued at such time and in such manner as Buyer determines, subject to Sellers’ prior consent as to its time, form and content, provided that Sellers’ consent shall not be unreasonably withheld and shall not be withheld at all if Buyer’s counsel is of the opinion such an announcement is legally required.  Sellers and Buyer will consult with each other concerning the means by which the Company’s employees, customers, and suppliers and others having dealings with the Company will be informed of the Contemplated Transactions.

Confidentiality

Between the date of this Agreement and the Closing Date, Buyer and Sellers will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Buyer and the Company to maintain in confidence any written, oral, or other information obtained in confidence from another party or the Company in connection with this Agreement or the Contemplated Transactions, unless (i) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (ii) the use of such information is necessary or appropriate in making any filing or obtaining any Consent or approval required for the consummation of the Contemplated Transactions, or (iii) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.  Whether or not the Closing takes place, Sellers waive, and will upon Buyer’s request cause the Company to waive, any cause of action, right, or claim arising out of the access of Buyer or its representatives to any trade secrets or other confidential information of the Company except for the intentional competitive misuse by Buyer of such trade secrets or confidential information.

Notices

All notices, Consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

Sellers:

Bruce L. Marra
Thomas F. McKeon
106 South Church Street
West Chester, Pennsylvania  19382
Facsimile No.:  (610) 429-4559

With a copy to:

William C. Ries, Esquire
Tucker Arensberg, P. C.
1500 One PPG Place
Pittsburgh, Pennsylvania  15222
Facsimile No.: (412) 594-5619

Buyer:

AMERISERV FINANCIAL BANK
Main and Franklin Streets
P. O. Box 430
Johnstown, Pennsylvania  15907
Attention: Allan R. Dennison
Facsimile No.: 814) 533-5427

With a copy to:

Jeffrey P. Waldron, Esquire
Stevens & Lee PC
620 Freedom Business Center
King of Prussia, Pennsylvania 19406
Facsimile No.:  610-371-7479

Further Assurances

The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

Waiver

Subject to the limits set forth herein, (a) the rights and remedies of the parties to this Agreement are cumulative and not alternative, (b) neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and, no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.  To the maximum extent permitted by applicable law, (x) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of  the claim or right unless in writing signed by the other party; (y) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (z) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

Entire Agreement and Modification

This Agreement supersedes all prior oral and written communications, information, disclosures, bid documents, and agreements between the parties with respect to its subject matter (including memoranda, draft term sheets and correspondence relating thereto) and constitutes (along with the Transaction Documents) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter.  This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

Schedules

In the event of any inconsistency between the statements in the body of this Agreement and those in the Schedules, the statements in the Schedule will control.

Assignments, Successors, and No Third-Party Rights

Neither party may assign any of its rights under this Agreement without the prior consent of the other parties except that Buyer may assign any of its rights under this Agreement to any Affiliate of Buyer subject to the Investment Adviser’s Act.  Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the heirs, personal representatives, successors and permitted assigns of the parties.  Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement (or their heirs, personal representatives, successors and permitted assigns) any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.  This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their heirs, personal representatives, successors and assigns.

Severability

If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect.  Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

Section Headings, Construction

The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.  All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement.  All words used in this Agreement will be construed to be of such gender or number as the circumstances require.  Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

Time of Essence

With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

Governing Law

This Agreement will be governed by the laws of the Commonwealth of Pennsylvania without regard to conflicts of laws principles.

Counterparts

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

1

Joinder

The parties hereto acknowledge and agree that notwithstanding that the definition of Sellers includes Janet M. Marra, Mrs. Marra is joining as a signatory to this agreement solely because she jointly owns the common stock of the Company with her husband, Bruce L. Marra and her execution of this Agreement is therefore necessary to effect the sale of the common stock.  Notwithstanding anything contained herein to the contrary, Mrs. Marra shall not be deemed to have made any representations, warranties or covenants in this Agreement and she shall have no separate indemnification obligations hereunder.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

AMERISERV FINANCIAL BANK

By:/s/ Allan R. Dennison

     Name:  Allan R. Dennison

     Title:  President

/s/ Bruce L. Marra

Bruce L. Marra

/s/Janet M.Marra_

__________________________

Janet M. Marra

/s/ Thomas F. McKeon_

______________________

Thomas F. McKeon

2

TABLE OF APPENDICES, EXHIBITS AND SCHEDULES

Appendix A

Definitions

Exhibit 5.6

Forms of Sellers’ Employment Agreements

Schedule 3.1

Foreign Qualifications

Schedule 3.2

Authority/No Conflict; Required Notices and Consents

Schedule 3.3

Capitalization

Schedule 3.6

Absence of Certain Changes and Events

Schedule 3.8

Revenues by Customer

Schedule 3.9

State Investment Advisory Registrations

Schedule 3.10

Taxes

Schedule 3.11

List of Employees

Schedule 3.12

Employment Benefit Plans

Schedule 3.13

List of Employment Agreements

Schedule 3.14

Compliance with Legal Requirements, Governmental Authorizations

Schedule 3.15

Legal Proceedings; Orders

Schedule 3.16(a)

List of Contracts

Schedule 3.16(b)

Contract Liabilities and Restrictions

Schedule 3.16(c)

Exceptions to Enforceability of Contracts

Schedule 3.16(d)

Contract Defaults

Schedule 3.17(a)

List of Insurance Policies and Applications

Schedule 3.17(b)

Self Insurance

Schedule 3.17(c)

Insurance Claim Information

Schedule 3.17(d)

Exceptions to Enforceability of Insurance Policies

Schedule 3.18

Title to and Condition of Assets

Schedule 3.19(b)

List of Contracts Relating to the Intellectual Property Assets

Schedule 3.19(c)

Employee Assignments of Intellectual Property

Schedule 3.19(d)

List of Trademarks

Schedule 3.20

Certain Payments

Schedule 3.21

Related Party Transactions

Schedule 3.22

Brokers or Finders

Schedule 4.2

Authority; No Conflict

Schedule 4.5

Brokers and Finders

Appendix A

“Affiliate”--an affiliate of, or person affiliated with, a specified person, is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

 “Balance Sheet”--as defined in Section 3.4.

“Base Year Revenues”  as defined in Section 2.6(a).

“Best Efforts”--the efforts that a prudent and commercially reasonable Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a Material Adverse Effect on the benefits to such Person of this Agreement and the Contemplated Transactions, or would otherwise cause a Material Adverse Effect on such Person.

“Breach”--a “Breach” of a representation, warranty, covenant, obligation, or other provision of this Agreement or any Transaction Document will be deemed to have occurred if there is or has been any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision and such inaccuracy, breach, failure, claim, occurrence or circumstance results in a Material Adverse Effect, and the term “Breach” means any such inaccuracy, breach, failure, claim, occurrence, or circumstance resulting in a Material Adverse Effect.

“Business”--as defined in the Recitals to this Agreement.

“Buyer”--as defined in the first paragraph of this Agreement.

“Closing”--as defined in Section 2.3.

“Closing Certificates”--the certificates delivered at Closing pursuant to Sections 2.4(a)(iii) and 2.4(b)(iii).

“Closing Date”--the date and time as of which the Closing actually takes place.

“Company”--as defined in the Recitals of this Agreement.

“Company Benefit Plans”--as defined in Section 3.12.

“Consent”--any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

“Contemplated Transactions”--all of the transactions contemplated by this Agreement, including:

(a)

the sale of the Shares by Sellers to Buyer;

(b)

the execution and delivery of the Transaction Documents.

“Contract”--any agreement, contract, obligation, promise, or undertaking (whether written or oral) for the breach of which the law gives a remedy.

“Damages”--as defined in Section 10.2.

“Deferred Contingent Amount”--as defined in Section 2.6(a).

“Employment Agreements”--the Employment Agreements executed by Bruce L. Marra and Thomas F. McKeon.

“Encumbrance”--any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

“ERISA”--as defined in Section 3.10.

“GAAP”--generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in Section 3.4(b) were prepared.

“Governmental Authorization”--any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

“Governmental Body”--any:

(a)

federal, state, local, municipal or other government within the United States; or

(b)

body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature within the United States.

“Indemnified Person”  as defined in Section 10.2.

“Intellectual Property Assets” --as defined in Section 3.19.

“Interim Balance Sheet”--as defined in Section 3.4.

“Investment Adviser’s Act”--the Investment Adviser’s Act of 1940, as amended.

“IRC”--the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

“IRS”--the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

“Knowledge”--an individual will be deemed to have “Knowledge” of a particular fact or other matter if such individual is actually aware of such fact or other matter.  A Person (other than an individual) will be deemed to have “Knowledge” of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, senior executive, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, actual knowledge of such fact or other matter.

“Legal Requirement”--any federal, state, local, municipal, or other administrative order, constitution, law, ordinance, principle of common law, regulation or statute of the United States or its Governmental Bodies.

“Marks”  as defined in Section 3.19(a)(i).

“Material Adverse Effect” – a material adverse effect on the business, operations, properties, assets or financial condition of a Person (and its subsidiaries, if applicable), taken as a whole.

“Order”--any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

“Ordinary Course of Business”--an action taken by a Person will be deemed to have been taken in the “Ordinary Course of Business” unless:

(a)

such action is required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is required to be specifically authorized by the parent company (if any) of such Person; or

(b)

(i) such action is materially inconsistent with the past practices of such Person and is not taken in the normal day-to-day operations of such Person; and

(ii)

such action is not similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the normal day-to-day operations of other Persons that are in the same line of business as such Person.

“Organizational Documents”--(a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

“Person”--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

“Proceeding”--any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

“Purchase Price”  as defined in Section 2.2.

“Representative”--with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

“Schedule”--the schedules delivered by Sellers to Buyer concurrently with the execution and delivery of this Agreement.

“SEC”--the Securities and Exchange Commission.

“Securities Act”--the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

“Sellers”--as defined in the first paragraph of this Agreement, except as modified by Section 13.15 of this Agreement.

“Shares”--as defined in the Recitals of this Agreement.

“State Acts”--applicable state securities laws.

“Tax Return”--any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

“Threatened”--a claim, Proceeding, dispute, action, or other matter will be deemed to have been “Threatened” if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

“Trade Secrets”  as defined in Section 3.19(a)(ii).

“Transaction Documents”--This Agreement, the Employment Agreements, and the Closing Certificates executed by Sellers and Buyer with specific reference to this Agreement, and any other contracts or certificates signed by the parties to effectuate the Contemplated Transactions.

EXHIBITS INTENTIONALLY OMITTED